UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2023

Fat Projects Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40755	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

27 Bukit Manis Road
Singapore	099892
(Address of principal executive offices)	(Zip Code)

(65) 8590-2056
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and One Redeemable Warrant	FATPU	The Nasdaq Stock Market LLC
Class A Ordinary Share, par value $0.0001 per share	FATP	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	FATPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 17, 2023, Fat Projects Acquisition Corp., a Cayman Islands exempt company limited by shares, with company registration number 374480 (the “Company”) received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the staff of the Nasdaq Listing Qualifications Department (the “Staff”) has determined that the Company did not return to compliance with Listing Rule 5450(b)(2)(B) by October 16, 2023, and as a result the Company’s securities will be delisted from the Nasdaq Global Market at the opening of business on October 26, 2023 unless the Company requests an appeal to a Nasdaq hearing panel by October 24, 2024.

The Company timely appealed the Staff’s determination to a Nasdaq hearing panel, and Nasdaq scheduled the hearing for January 4, 2024. However, as disclosed in the Company’s Current Report on Form 8-K dated November 11, 2023 and filed with the Commission on November 17, 2023 (the “November 11 Form 8-K”), the Company terminated its business combination agreement with Avanseus Holdings Pte. Ltd. and did not make the payment required to extend the deadline to complete its initial business combination beyond November 15, 2023. Therefore, the Company is required to dissolve and liquidate in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association, as amended (the “Charter”). Because the Company intends to liquidate, the Company notified Nasdaq on November 28, 2023 that it was withdrawing its appeal, and Nasdaq confirmed the withdrawal of the same on November 29, 2023 and notified the Company that it would suspend trading of the Company’s securities during the week of December 4, 2023. As previously disclosed in an amendment to the November 11 Form 8-K, Nasdaq previously halted trading of the Company’s securities. Therefore, the Company does not expect trading in the Company’s securities to resume on Nasdaq, and the Company intends to proceed with winding up its business and dissolving.

As previously disclosed, on May 5, 2023, the Company received a written notice from Nasdaq of noncompliance with Listing Rule 5450(a)(2), which requires the Company to maintain a minimum of 400 total holders for continued listing on the Nasdaq Global Market. The Company timely submitted a plan to return to compliance, and Nasdaq granted the Company an extension of time to return to compliance until November 1, 2023.

Additionally, on May 26, 2023, the Company received a written notice from Nasdaq of noncompliance with Listing Rule 5450(b)(2)(A), which requires the Company to maintain a minimum market value of listed securities of at least $50,000,000 for continued listing on the Nasdaq Global Market, and with Listing Rule 5450(b)(2)(C), which requires the Company to maintain a minimum market value of publicly held shares of at least $15,000,000. The Company timely submitted a plan to return to compliance, and Nasdaq granted the Company an extension of time to return to compliance until November 22, 2023.

On December 1, 2023, the Company received a written notice (the “Notice”) from Nasdaq indicating that the Staff has determined that the Company did not return to compliance with Listing Rule 5450(a)(2) by November 1, 2023, or with Listing Rules 5450(b)(2)(A) and 5450(b)(2)(C) by November 22, 2023. Further, the Notice informed the Company of noncompliance with Listing Rule 5250(c)(1) due to a failure to file it Form 10-Q for the period ended September 30, 2023. The Company does not intend to appeal these determinations.

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded with the Inline XRBL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAT PROJECTS ACQUISITION CORP

By:	/s/ David Andrada
Name:	David Andrada
Title:	Co-Chief Executive Officer and Chief Financial Officer

Date: December 6, 2023

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